                                  SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]    Preliminary information statement     [ ]    Confidential, for use of the Commission only
                                                    (as permitted by Rule 14c-5(d)(2))
[X]    Definitive information statement

                             CENTRAL WIRELESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)   Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
      (3) Filing Party:
--------------------------------------------------------------------------------
      (4) Date Filed:
--------------------------------------------------------------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        DEFINITIVE INFORMATION STATEMENT
                              DATED: AUGUST 13, 2003

                             CENTRAL WIRELESS, INC.
                           4333 TAMIAMI TRAIL, SUITE E
                             SARASOTA, FLORIDA 34231
                                 (941) 929-1534
                              INFORMATION STATEMENT


         This information statement (the "Information Statement") is furnished to the shareholders of Central Wireless, Inc., a Utah corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about August 20, 2003.

         The corporate actions involve one (1) proposal (the "Proposal"):

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 250,000,000 shares to 2,000,000,000 shares.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 13, 2003 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 237,930,144 OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                       BY ORDER OF THE BOARD OF DIRECTORS




/s/ KENNETH W. BRAND
------------------------------------
DIRECTOR AND CHIEF EXECUTIVE OFFICER

Sarasota, Florida
August 13, 2003



                                TABLE OF CONTENTS
                                                                                                             PAGE NO.

ABOUT THE INFORMATION STATEMENT...................................................................................1
     What is the Purpose of the Information Statement?............................................................1
     Who is Entitled to Notice?...................................................................................1
     What Corporate Matters Will the Principal Shareholders Vote for and How Will They Vote?......................1
     What Vote is Required to Approve the Proposal?...............................................................1
STOCK OWNERSHIP...................................................................................................2
     Beneficial Owners............................................................................................2
     Directors and Executive Officers.............................................................................3
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION...........................................................4
     Purpose of Increasing Number of Authorized Shares of Common Stock............................................4
     Description of Securities....................................................................................5
     Common Stock.................................................................................................5
     Preferred Stock..............................................................................................5
     Secured Convertible Debentures...............................................................................5
     Warrants.....................................................................................................6
     Stock Option Plan............................................................................................6
     Dividends....................................................................................................7
     Transfer Agent...............................................................................................8
     Anti-takeover Effects of Provisions of the Articles of Incorporation.........................................8
     Additional Information.......................................................................................8
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON..........................................9
PROPOSALS BY SECURITY HOLDERS.....................................................................................9
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS......................................................9

                              CENTRAL WIRELESS INC.
                        4333 SOUTH TAMIAMI TRAIL, SUITE E
                             SARASOTA, FLORIDA 34231
                                 (941) 929-1534
                              ---------------------

                              INFORMATION STATEMENT
                                  AUGUST 13, 2003
                            -------------------------

         This information statement contains information related to certain corporate actions of Central Wireless, Inc., a Utah corporation (the "Company"), and is expected to be mailed to shareholders on or about August 20, 2003.


                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

         This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the Company's outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place September 9, 2003, consisting of the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 2,000,000,000 shares.


WHO IS ENTITLED TO NOTICE?

         Each outstanding share of common stock as of record on the close of business on the Record Date, August 13, 2003, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 237,930,144 outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Utah corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.


WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

         Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

     o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 250,000,000 to 2,000,000,000 shares (see page 2).


WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

         INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 250,000,000 to 2,000,000,000, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 118,965,073, will be required for approval. Shareholders holding in excess of 118,965,073 shares have indicated that they will vote for the approval of the amendment.

                                 STOCK OWNERSHIP


BENEFICIAL OWNERS

         As of August 13, 2003, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. There are no other classes or series of capital stock outstanding. As of August 13, 2003, the Company had 237,930,144 shares of common stock outstanding.


                                              COMMON STOCK BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------------------------------------------
NAME/ADDRESS                                                               NUMBER OF SHARES              PERCENT (1)
---------------------------------------------------------      -------------------------------------    -------------
Kenneth W. Brand                                                              42,625,000                   17.91%
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34231

Robert Sandburg                                                               42,100,000                   17.68%
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34231

Michael S. Delin                                                              13,650,000                    5.74%
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34231


     -----------------

(1) Applicable percentage of ownership is based of 237,930,144 shares of common stock outstanding as of August 13, 2003.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table presents certain information regarding the beneficial ownership of all shares of common stock at August 13, 2003 for each executive officer and director of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of August 13, 2003, the Company had 237,930,144 shares of common stock outstanding.


                                             COMMON STOCK BENEFICIARY OWNED
-------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS                                      POSITION                     NUMBER OF SHARES            PERCENT (1)
--------------------------------------- -------------------------------------  -----------------------   ----------------------
Kenneth W. Brand                                  Chief Executive                     42,625,000                  17.91%
4333 South Tamiami Trail, Suite E         Officer/ Acting Chief Financial
Sarasota, Florida 34231                          Officer/ Director

Sharon R. Hetman                                 Secretary/Director                   1,750,000                        *
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34231

Steven W. Troyan                          Vice President of Construction/             2,625,000                     1.10%
4333 South Tamiami Trail, Suite E                     Director
Sarasota, Florida 34231

Ronald A. Jones                                       Director                        1,100,000                        *
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34231

All officers and directors as a group                                                 48,100,000                  20.22%

---------------------

* Represents less than 1%.

(1) Applicable percentage of ownership is based on 237,930,144 shares of common stock outstanding as of August 13, 2003.

             PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Company's Board of Directors proposes an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 250,000,000 to 2,000,000,000 shares.


PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company is contractually obligated to use some of the additional authorized shares of common stock for issuance upon the conversion of existing convertible debentures sold by the Company. Additionally, some of the additional authorized shares may be allocated to a financing transaction currently being considered by the Company. The Company is contemplating a proposed financing transaction pursuant to which the Company would enter into a Securities Purchase Agreement and a Private Equity Line of Credit Agreement with one or more of the following parties: AJW Partners, LLC/AJW Qualified Partners, LLC, AJW Offshore, Ltd/New Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (collectively the "INVESTORS"). Pursuant to the terms of the proposed Securities Purchase Agreement, some of the Investors would purchase a total of Two Hundred Thousand Dollars ($200,000) of 12% convertible debentures from the Company and warrants to purchase Six Hundred Thousand (600,000) shares of the Company's common stock. The convertible debentures would have a one-year term and the warrants would have to be exercised within five (5) years from the date of issuance. Under the proposed Private Equity Line of Credit Agreement, the Investors would purchase, subject to certain terms and conditions contained within the agreement, up to Five Million Dollars ($5,000,000) of the Company's common stock during thirty-six (36) month commitment period.

         In addition to the reasons set forth above, the Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

         The amendment to the Company's Articles of Incorporation provides for the authorization of 1,750,000,000 additional shares of the Company's common stock. As of August 13, 2003, 237,930,144 shares of the Company's common stock were outstanding.

         The amendment to the Company's Articles of Incorporation shall be filed with the Utah Secretary of State so that the first paragraph of Article IV of the Articles of Incorporation shall be as follows:

                          ARTICLE IV-AUTHORIZED SHARES

                  The total number of shares of stock which the Corporation shall have authority to issue is Two Billion Ten Million (2,010,000,000) shares, consisting of Two Billion (2,000,000,000) shares of Common Stock having a par value $0.001 per share, and Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.01 per share.

         There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

     o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     o The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding convertible debentures.

     o To have shares of common stock available to pursue business expansion opportunities, if any.

     The disadvantages include:

     o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

     o The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.


DESCRIPTION OF SECURITIES


COMMON STOCK

         The current authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.001 per share. As of August 13, 2003, the Company had 237,930,144 shares of common stock outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission.


PREFERRED STOCK

         At our 2002 Annual Shareholders Meeting, persons holding a majority of the shares of our outstanding common stock voted to approve an amendment to our Articles of Incorporation to authorize 10,000,000 shares of "blank check" preferred stock. The "blank check" preferred stock has such voting rights, designations, preferences, limitations and relative rights as the board of directors may determine from time to time. Although we have not issued any shares of preferred stock and, the issuance of preferred stock or of rights to purchase preferred stock could be used to discourage an unsolicited acquisition proposal. In addition, the possible issuance of preferred stock could discourage a proxy contest, make the acquisition of a substantial block of our common stock more difficult, or limit the price investors might be willing to pay in the future for shares of our common stock.

         We believe the "blank check" preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs that might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders' meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by shareholders, unless action by shareholders is required by applicable law or the rules of any stock exchange on which our securities may be listed.


SECURED CONVERTIBLE DEBENTURES

         We have approximately $809,162 in principal amount of convertible debentures. The interest rate on the debentures is 12% or 15% if the debentures are in default. Principal in the amount of $274,525 plus accrued interest became due on May 8, 2002; $272,650 in principal plus accrued interest became due on July, 30, 2002; $50,000 in principle plus accrued interest became due on March 29, 2003; $200,000 in principle plus accrued interest became due on July 12, 2003; $200,000 in principal and accrued interest will become due on September 12, 2003 and $200,000 in principle and accrued interest will become due on December 20, 2003. There have been $ 310,990 in debt converted to common stock as of July 9, 2003.

         Debentures that have become due prior to the date of this information statement are currently in default for nonpayment. None of these debenture holders have informed us of any collection proceedings or other actions they intend to take with respect to the unpaid amounts.

         The debentures are convertible into shares of our common stock at a conversion price, which is significantly lower than our common stock's trading price on the OTCBB at any given time. The conversion price is equal to the lesser of (i) 50%, multiplied by the average of the lowest three trading prices for our common stock during the 20 trading days immediately prior to the notice of conversion, and (ii) a fixed conversion price ranging from $0.60 to $.10.


WARRANTS

         As of December 31, 2002, we have sold warrants for an aggregate of 152,500 shares of common stock to the Investors under the 2001 Securities Purchase Agreement, the Letter Agreement and the 2002 Securities Purchase Agreement. Warrants to purchase 15,000 shares of common stock expire May 8, 2004; warrants to purchase 15,000 shares of common stock expire July 30, 2004; warrants to purchase 2,500 shares of common stock expire March 29, 2005; warrants to purchase 40,000 shares of common stock expire July 12, 2005; and
warrants to purchase 40,000 shares of common stock expire September 12, 2005: and warrants to purchase 40,000 shares of common stock expire December 31, 2005. The warrants are exercisable for shares of our common stock at the exercise price, which, for shares sold under the Letter Agreement and the 2001 Securities Purchase Agreement is calculated by a formula, and for shares sold under the 2002 Securities Purchase Agreement is a fixed price of $0.20 per share. The exercise price for shares sold under the Letter Agreement and the 2001 Securities Purchase Agreement is $0.05 per share.

STOCK OPTION PLAN

         In July 2001, shareholders holding a majority of the outstanding shares of our common stock approved our stock option plan. The purpose of the plan is to enable us to attract, retain and motivate key employees and consultants who are important to the success and growth of our business, and to create a long-term mutuality of interest between our shareholders and those key employees and consultants by granting them options to purchase our common stock. Options granted under the plan may be either incentive stock options, or non-statutory options. We pay the applicable taxes for employees who receive incentive stock options under the plan. The plan is to be administered either directly by the board, or by a committee appointed by the board.

         The option price is to be fixed at the time the option is granted. If the option is intended to be an incentive stock option, the purchase price is to be not less than 100% of the fair market value of the common stock at the time the option is granted, or, if the person to whom the option is granted is the owner of 10% or more of our common stock, 110% of such fair market value. The board or committee is to specify when and on what terms the options granted become exercisable. However, no option may be exercisable after the expiration of 10 years from the date of grant, or 5 years from the date of grant in the case of incentive stock options granted to owners of 10% or more of our common stock. In the case of incentive stock options, the aggregate fair market value of the shares with respect to which the options are exercisable for the first time during any calendar year may not exceed $100,000 unless this limitation has ceased to be in effect under Section 422 of the Internal Revenue Code.

         If there is a change of control of Central Wireless, all outstanding options become immediately exercisable in full. If the employee's employment is terminated for reasons other than death or retirement, the options remain exercisable for a period of 30 days after such termination. 10,000,000 shares of common stock initially authorized for issuance under the plan, were adjusted to 500,000 shares to take into account the twenty-to-one (20:1) reverse stock split effective July 26, 2002. The option price and number of shares covered by an option will be adjusted proportionately in the event of a stock split, stock dividend, or similar transaction, and the Committee is authorized to make other adjustments to take into consideration any other event which it determines to be appropriate to avoid distortion of the operation of the plan.

         In the event of a merger or consolidation, option holders will be entitled to acquire the number and class of shares of the surviving corporation which they would have been entitled to receive after the merger or consolidation if they had been the holders of the number of shares covered by the options. The plan terminates 10 years from its effective date unless terminated earlier by the board of directors or the shareholders. Proceeds of the sale of shares subject to options under the plan are to be added to our general funds and used for general corporate purposes.

         Currently, options to purchase 18,438 shares of common stock are outstanding under our stock option plan. Options previously granted to employees whose employment has terminated have been returned to the pool for re-issuance to other employees, in accordance with the plan.

         The  following   table  provides   information   with  respect  to  the
outstanding options and options available for issuance under our stock option plan (2001):

----------------------------------------------------------------------------------------------------------------------------------

                                                   CENTRAL WIRELESS INC
                                           EQUITY COMPENSATION PLAN INFORMATION

                                NO. OF SECURITIES
                                                             TO BE ISSUED UPON     WEIGHTED AVERAGE     NO. OF SECURITIES
                                                                EXERCISE OF       EXERCISE PRICE OF    REMAINING AVAILABLE
         PLAN CATEGORY                  NAME OF PLAN        OUTSTANDING OPTIONS  OUTSTANDING OPTIONS   FOR FUTURE ISSUANCE
------------------------------  --------------------------- -------------------- -------------------   --------------------
Equity Compensation Plans
approved by the Security            2001 Stock Option Plan               18,438           $0.17/share               481,582
Holders

Equity Compensation Plans
approved by the Security
Holders                                                N/A                  N/A                   N/A                   N/A
                                --------------------------- -------------------- -------------------   --------------------
TOTAL:                                                                   18,438               481,582

DIVIDENDS
----------------------------------------------------------------------------------------------------------------------------------


         As August 13, 2003, we have not paid any dividends in cash or other securities to our shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER AGENT

         TRANSFER   AGENT  AND   REGISTRAR.  The Company's  transfer   agent  is
Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, Utah 84111. Its telephone number is (801) 355-5740.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of common stock and preferred stock, approved, would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.


ADDITIONAL INFORMATION

         INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.

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



    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

         (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.


                          PROPOSALS BY SECURITY HOLDERS

         No security holder has requested the Company to included any proposals in this information statement.


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 4333 South Tamiami Trail, Suite E, Sarasota, Florida 34231; or by calling the Company at (941) 929-1534 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Kenneth W. Brand
                                   -----------------------------------
                                   Kenneth W. Brand
                                   Director and Chief Executive Officer

Sarasota, Florida
August 13, 2003



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